Exhibit 31.2.1

CERTIFICATION

I, Louise M. Bonvechio, Vice President and Chief Financial Officer, certify that:

1.	I have reviewed this amended annual report on Form 10-K/A of Community Bancorp.;
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 21, 2008

/s/ Louise M. Bonvechio
Vice President and Chief Financial Officer